AGENCY AGREEMENT

By this Agreement, the insurance companies named in Schedule A attached to and forming a part of this Agreement (hereinafter referred to as "Company") grant to Mechanical Breakdown Administrators and its affiliated or subsidiary insurance agents or agencies (hereinafter collectively referred to as "Agent"):, effective January 1, 1998 ("Effective Date"), the nonexclusive authority to solicit on Company's behalf the lines and classes of insurance listed in Schedule A attached hereto, subject to the following terms and conditions:

A. DEFINITIONS.

1. "Insurance" means the insurance coverage identified in Schedule A, as amended from time to time, and all policies, certificates and contracts evidencing such insurance coverage.

2. "Insured" means an individual or corporate entity which is insured under the terms of the Insurance.

3. "Net Written Premiums" means gross premiums received by Company less cancellation refunds or other return of premiums. "Cumulative Net Written Premiums" means the total amount of Net Written Premiums received by Company since the Effective Date.

4. "State/Legal Requirements" means Company action which is based upon an insurance statute, regulation, regulatory action or litigation.

B. DUTIES OF COMPANY.

Company shall have the following duties:

I. Pay Agent a Commission pursuant to the terms and conditions hereof.

2. Perform such other administrative activities as may be agreed between Company and Agent.

C. DUTIES AND AUTHORITY OF AGENT.

Agent shall have the following duties and authority:

I. Offer and issue Insurance pursuant to the terms hereof and the applicable insurance policies, certificates or contracts.

2. Adjust, settle, pay and/or deny claims in accordance with applicable law and the terms of the Insurance.

3. Receive and accept proposals for, and solicit and sell Insurance issued by Company in accordance with the guidelines and instructions of Company provided to Agent. Use of any advertising material with respect to the Insurance must have the prior written approval of Company.

4. Collect, receive and receipt for premiums on Insurance which are due Company, and transmit such premiums to Company in accordance with the manuals, rate charts or other instructions from Company. Net Written Premiums, less Commissions due Agent, as set forth in Schedule A, shall be remitted and reports provided to Company within fifteen (15) days after the end of the month in which the premiums are collected by Agent. If not paid within said time, interest shall accrue on the amounts due Company from the due date until paid at the rate of 1% per month.

5. Keep true and complete records and accounts of all transactions with Insureds, policyholders and Company.

6. Promptly forward to Company records of all insurance transactions between Insureds and Company, as well as all communications and notices of claims received from Insureds.

7. Perform faithfully and to the best of Agent's professional knowledge, skill and judgment, the duties as Agent in compliance with written guidelines, instructions, rules and regulations of Company.

8. Perform such other administrative activities as may be agreed between Company and Agent.

9.  Comply  fully  with  all  applicable  laws,   regulations  and  other  legal
requirements.

10. Maintain at all times relevant hereto all licenses and other authorizations necessary to transact the business contemplated hereunder in the state(s) in which Agent is operating. Agent shall furnish Company with copies of all licenses required of Agent.

11. If Insurance is sold pursuant hereto to Texas residents, obtain a license as a local recording agent, or utilize a local recording agent resident in Texas or other properly licensed agent in Texas and provide to Company (a) the amount of any cancellation refund due to any Texas Insured or policyholder, if the refund is calculated by Agent, and (b) verification that such cancellation refund was remitted to the Insured or policyholder by Agent.

12. With respect to Insurance provided to Texas Insureds by Financial Insurance Exchange (if any), obtain the execution of and transmit to Company any and all Subscriber Agreements, properly executed by each policyholder or, if so authorized by such policyholders, by Agent. Executed Subscriber Agreements shall be provided to Company by Agent prior to the issuance of any coverage to such Insureds and prior to the time Company becomes obligated to pay Agent any Commission on such business.

D. COMMISSION. In consideration of the services to be performed by Agent, Company agrees to pay monthly to Agent an amount ("Commission") calculated by applying the percentage rate indicated on Schedule A ("Commission Rate") to Net Written Premiums for the preceding month, provided, however, that no Commission shall be paid to Agent unless Agent is in compliance with the licensing requirements of the state in which the Insurance business is written as well as all other terms and conditions of this Agreement.

At all times, Agent shall participate in cancellation refunds or other return of premiums at the same percentage at which Commission on such premiums was paid to Agent. This requirement shall in no way affect or be affected by the indemnification provided in Section N hereof.

Company may change the rate of Agent's Commission (i) as necessitated by State/Legal Requirements; or (ii) due to unprofitability if the unprofitability cannot be corrected, at Company's sole discretion, by an increase in the retail price of the Insurance or a decrease in the coverage, as determined by Company, upon ninety (90) days written notice. The change in the Commission Rate shall apply with respect to Net Written Premiums that are remitted by Agent after the effective date of the change.

This Section shall survive termination of this Agreement.

E. PRODUCT CHANGES. Company may cease offering an Insurance product as necessitated by State/Legal Requirements; or upon ninety (90) days written notice, due to Company's determination of unprofitability. This Section shall survive termination of this Agreement.

F. SEGREGATED ACCOUNT. Agent shall deposit all premiums received for Company, less Commission due Agent, in a segregated account. All premiums shall be the property of Company at all times, and Agent shall not commingle premiums with any of its other funds. Agent shall disburse premiums from the segregated account only to pay cancellation refunds and to remit amounts due to Company. This Section shall survive termination of this Agreement.

G.  POLICY  CANCELLATIONS.   Agent  is  authorized  to  effect  cancellation  of
individual policies or certificates placed with Company by legal notice, in accordance with the terms and conditions of said individual policies or certificates, for non-payment of premiums, for ineligibility or for causes inherent in a particular risk, but shall not otherwise cancel policies or certificates of Company, nor cancel and replace policies or certificates of Company with those of another company without prior agreement and written instruction by Company. Upon instruction by Company, Agent shall promptly cancel any outstanding policy or certificate. If Notice of Intention Not To Renew or similar notice is required by applicable law, Agent agrees to issue such notice on any policy not renewed with Company.

H. OWNERSHIP OF EXPIRATIONS. Upon termination of this Agreement, the use and control of any Insurance information, including the name and address of the Insureds, amount of Insurance coverage and Insurance expiration dates, shall vest exclusively with Agent, who shall have exclusive renewal rights with respect to all Insurance written pursuant to this Agreement, provided that Agent has accounted for and paid over to Company all premiums due Company upon Insurance risks placed by Agent. This Section shall survive termination of this Agreement.

TERM. The initial term of this Agreement ("Initial Term") shall end on the latest of:

1.   three (3) years from the Effective Date, or

2. three (3) years from the first day of the month in which premiums are first received by Company, or

3. the last day of the month in which Cumulative Net Written Premiums equal $75,000,000,

unless otherwise terminated as provided herein. Upon expiration of the Initial Term, this Agreement shall automatically renew for successive one (1) year terms (each a "Renewal Term") unless written notice is given at least one hundred eighty (180) days prior to the effective date of any Renewal Term, except as otherwise specified by applicable law.

J. TERMINATION. Except as otherwise specified by applicable law, this Agreement may be terminated during the Initial Term or any Renewal Term as follows:

1. by either party for cause. "Cause" is defined as a material breach of this Agreement which is not cured by the breaching party within sixty (60) days of written notice by the non-breaching party, except that in the event of non-payment of any premium received by Agent but not paid to Company when due, Company may terminate this Agreement immediately upon written notice to Agent.

2. by Company, at any time upon one hundred eighty (180) days written notice by mutual written consent of the parties at any time.

K. RECAPTURE. If any Insurance is terminated by Agent prior to expiration of thirty-six (36) months from the date any costs, expenses or fees were incurred by Company in connection with such Insurance and Agent aids in, assists in or attempts, either directly or indirectly, the substitution or replacement of such Insurance, Agent shall reimburse Company for any and all costs, expenses and fees which were incurred by Company during the thirty-six (36) months prior to such termination in connection with the writing of such Insurance. This paragraph shall survive termination of this Agreement.

L. DUTIES POST TERMINATION. Upon termination of this Agreement, Agent shall promptly account for and pay to Company all amounts due under this Agreement, and shall return all property of Company provided to Agent. With respect to any Insurance still in force after termination of this Agreement, Agent agrees to continue to render all services specified under this Agreement during the remaining term of the Insurance. This Section shall survive termination of this Agreement.

M. OFFSET. Company reserves the right to offset any amounts due to Agent under this Agreement against any amounts due from Agent under this or any other agreements which Agent may have from time to time with Company and/or any other subsidiaries or affiliates of American Bankers Insurance Group, Inc. This Section shall survive termination of this Agreement.

N.  EXPENSES.   Company  shall  not  be  responsible  for  any  agency  expenses whatsoever, nor any local license fees, municipal, county or occupational taxes of any kind, nature or description, unless levied directly on Company by law.

O. INDEMNIFICATION. Company shall indemnify Agent against all claims, costs and expenses (including reasonable attorneys' fees) arising from any breach of this Agreement by Company, and from any negligent act or omission or willful misconduct of Company, its employees, agents or representatives (other than Agent, its employees, agents or representatives). Agent shall indemnify Company against all claims, costs and expenses (including reasonable attorneys' fees) arising from any breach of this Agreement by Agent, and from any negligent act or omission or willful misconduct of Agent, its employees, subagents or representatives. Additionally, Agent will indemnify Company for any claims arising from Agent's or Agent's employees', subagents' or representatives' failure to perform any of its or their duties in accordance with this Agreement.

This Section shall survive termination of this Agreement.

P. INSPECTION OF RECORDS. Agent shall, upon reasonable notice from Company's authorized representative, make available for inspection, during Agent's regular business hours, all records pertaining to the Insurance. This Section shall survive termination of this Agreement.

Q. CONFIDENTIALITY. All information which relates to a party's business or customers, and which is provided by that party (the "providing party") is "Confidential Information." Excluded is any information which is (i) previously known by the party receiving the information (the "receiving party"), (ii) available from public sources, or (iii) available from third parties on a non-confidential basis. Unless otherwise agreed in writing, the Confidential Information shall be used solely for the purposes for which provided, and may be disclosed only to employees and others with a need to know ("Representatives"). Representatives shall be required to comply with this Section, and the receiving party shall be liable for any breach of this Section by its Representatives. The receiving party shall immediately notify the providing party if it is compelled by legal process to disclose any Confidential Information, and shall assist and cooperate with all efforts of the providing party to obtain a protective order, negotiate the terms of disclosure, or otherwise respond to the legal process. This Section shall survive termination of this Agreement.

R. ARBITRATION. Any controversy or claim arising out of or relating to this Agreement shall be settled by arbitration in accordance with the rules of the American Arbitration Association. One arbitrator shall be selected by each party. A third neutral arbitrator shall be selected by the arbitrators named by each party. In the event an agreement cannot be reached as to the third arbitrator, either party may petition a court of competent jurisdiction to appoint a neutral arbitrator as the third arbitrator. Each party shall be responsible for its own costs and expenses, but the costs and expenses of the third arbitrator shall be shared by the parties. The arbitration proceeding shall take place in Miami, Florida, unless otherwise mutually agreed by the parties. This Section shall survive termination of this Agreement.

S. ASSIGNMENT OF RIGHT TO PAYMENT; DELEGATION OF DUTIES. Agent may assign its rights or delegate its duties under this Agreement only upon the written consent of Company. This Section shall survive termination of this Agreement.

T. NOTICES. All written notices to be provided under this Agreement shall be given by certified mall, return receipt requested, or by courier (with proof of delivery), shall be effective when so mailed, and shall be addressed as follows:

If to Company:

Claude Borrelli, Vice President
Emerging Markets
American Bankers Insurance Group
11222 Quail Roost Drive
Miami, Florida 33157

If to Agent:

Gaylen Brotherson, CEO & Chairman
9419 E. San Salvador Drive, Suite 105
Scottsdale, Arizona 85258-5510

U. STATUTE COMPLIANCE. Any terms or conditions of this Agreement which are in conflict with the statutes or lawful regulations of the state wherein business is written are hereby amended without notice to comply with such statutes and regulations as from time to time governing.

V. INDEPENDENT CONTRACTOR. Agent is and shall be an independent contractor during the term of this Agreement. As an independent contractor, Agent has the right to exercise independent judgment as to the time, place and manner of performing under this Agreement and is solely and entirely responsible for its acts and the acts of its employees, subagents, and representatives, provided, however, that the performance contemplated herein must be in accord with the rules and regulations of Company including, without limitation, the underwriting guidelines of Company, and in accord with the laws and regulations of the state wherein Agent transacts insurance business.

W. YEAR 2000. Agent represents and warrants that it is capable of performing its duties and obligations hereunder in such a manner so as to be "year 2000 compliant." "Year 2000 compliant" shall mean that Agent's software, hardware, computer systems, procedures and processes shall perform Agent's obligations under this Agreement without interruption, delay, error or loss of functionality in any way related to or arising from going from the twentieth to the twenty-first century5 or from data entry of records that begin with the year 2000.

X. SUBPRODUCERS/SUBAGENTS/REPRESENTATIVES. All current and future subproducers, subagents and representatives that Agent has negotiated and executed Agent/Agency contracts with, shall be the property of Agent. Company, as used in this Section W, refers to the company named in Schedule A only and not to its successors, assigns, affiliates or parent company. Subproducer, subagent and representatives' names and lists shall be the property of Agent and shall be held as Confidential Information and not disclosed by Company to any entity, unless required by law.

Y. COMPETITION. Company agrees not to compete with Agent on a direct basis by offering the Agent's MBI Insurance to those credit unions which Agent is writing business. Company, as used in this Section Y, refers to the Company named in Schedule A only and not to its successor, assigns, affiliates or parent company.

Z. MISCELLANEOUS.

1. AMENDMENTS. This Agreement may be amended only by a writing signed by both parties, except as otherwise provided herein.

2. GOVERNING LAW. This Agreement shall be governed by Florida law.

3. WAIVER. The failure by either party to enforce any provision of this Agreement shall not constitute a waiver of that provision.

4. ENTIRE AGREEMENT. This Agreement represents the entire agreement between Company and Agent and supersedes all other prior oral or written agreements relating to the subject matter of this Agreement, except as otherwise provided herein.

5. SUCCESSORS. HEIRS AND ASSIGNS. Agent, by accepting this Agreement, hereby agrees for itself, its successors, heirs, executors, administrators and assigns, to faithfully perform all terms and conditions hereof.

6. COUNTERPARTS. This Agreement may be executed in a number of counterparts, any of which may be taken as an original.

SCHEDULES AND ADDENDA. The following Schedules and Addenda are attached to and made a part of this Agreement at its inception:

    Names of
Schedule or Addenda                                     Subscribing Companies*
-------------------                                     ----------------------
Schedule A                                                      ABIC
Profit Sharing Addendum                                         ABIC
Exhibit A                                                       ABIC

* Initials designate the following companies:
ABIC - American Bankers Insurance Company of Florida


Executed on behalf of Company at        Executed by or on behalf of Agent at
Miami, Florida this ____ day of         Scottsdale, AZ, this 9th day of
___________, 1999.                      February, 1998.


AMERICAN BANKERS                        MECHANICAL BREAKDOWN
INSURANCE COMPANY OF FLORIDA            ADMINISTRATORS
("Company")                             ("Agent")

By:                                     By: /s/ Gaylen Brotherson
    --------------------------------        --------------------------------
    Title: Vice President                   Title: CEO
    Witness                                 Witness:

                                AGENCY AGREEMENT
                                   SCHEDULE A

This Schedule is attached to and by reference made a part of the Agency Agreement indicated above (the "Agreement") between the insurance companies named below ("Company") and Mechanical Breakdown Administrators ("Agent"). This
Schedule is effective January 1, 1998.

NOW, THEREFORE, IT IS MUTUALLY UNDERSTOOD AND AGREED AS FOLLOWS:

1. Company hereby grants authority to Agent to solicit, on Company's behalf, the types of Insurance as indicated in Paragraph 2 below, to the borrowers, customers, members or lessees of:

MECHANICAL BREAKDOWN ADMINISTRATORS, INC.

2. Pursuant to the Agreement, Company grants authority to Agent to solicit the types of Insurance shown below in the states listed with limits as shown and for the Commission Rate shown:

MAXIMUMS ALLOWED

            Type of                   Agent's                  Monthly
Company     Insurance     State   Commission Rate   Coverage   Benefits   Term
-------     ---------     -----   ---------------   --------   --------   ----
ABIC        Mechanical      *           **           $2,500      N/A     72 mos.
            Breakdown
            Insurance

* AZ, CA, CO, DE, FL, IA, IN, MI, MO, MS, NY, NC, NV, OP, OH, WI (when approved). All other stated will be added by Addendum.

** For the first six (6) months, Agent's Commission Rate will be forty-nine percent (49%) of Net Written Premium. ABIC will warehouse two percent (2%) of the forty-nine percent (49%) as additional claim reserves. ABIC will conduct an audit after six (6) months to determine if the loss ratio is greater than fifty-two percent (52%). The warehoused amount will be utilized to offset any losses in excess of a fifty-two percent (52%) loss ratio. If loss ratio is less than fifty-two percent (52%) , Agent shall be refunded the warehoused amount that is being held by ABIC including any investment income that was generated from the warehoused amount. After the first six (6) months, the compensation will continue to be forty-nine percent (49%) and ABIC will no longer require two percent (2%) to be warehoused.

Initials designate the following companies:
ABIC - American Bankers Insurance Company of Florida

                                AGENCY AGREEMENT

                          PROFIT SHARING PLAN ADDENDUM

This Profit Sharing Plan Addendum is attached to and made a part of the Agency Agreement No. DG4YGWGH (UT-980 101) ("the Agreement") by and between Company, as identified in Section B, and Mechanical Breakdown Administrators ("Agent") and is effective January 30, 1998.

A. DEFINITIONS.

1. Definitions contained in the Agreement are incorporated herein.

2. "Accounting Date," during the term of the Agreement, means the December 31 immediately preceding each Payment Date. Upon and after termination, the Accounting Date may be a date other than December 31, in accordance with Section F.

3. "Accounting Period" means the twelve (12) month period ending on the Accounting Date. The Accounting Period may be longer or shorter than twelve (12) months, in the circumstances described in Sections E and F.

4. "Losses and Loss Adjustment Expenses" means all amounts for which Agent is liable or obligated, arising out of Agent's investigation, handling, adjustment, settlement, denial, defense or litigation of, or agreement to pay, claims made pursuant to Insurance contracts, including, damages, court awards or judgments of any kind or nature assessed against Agent or for which Agent may be liable; and the costs and fees of examiners, investigators, adjusters and attorneys, and court costs.

5. "Payment Date," during the term of the Agreement, means April 30, 1999, and each April, 30 thereafter. Upon and after termination, the Payment Date may be a date other thin April 30, in accordance with Section F.

B. APPLICABILITY. Company shall pay Agent a Profit Share, subject to the terms of this Addendum, on the percentage of earned premiums indicated below, for each type of insurance indicated below, in the states indicated:

                                                                  Percentage of
Company           Type of Insurance             State            Earned Premiums
-------           -----------------             -----            ---------------
 ABIC          Mechanical Breakdown Ins           *                    50%

* AZ, CA, CO, DE, FL, IA, IN, MI, MO, MS, NY, NC, NV, OP, OH, WI (when approved). All other stated will be added by Addendum.

C. ACCOUNTING. Except as otherwise provided in Sections E and F, Company shall calculate and send Agent an accounting on or before each Payment Date (see Exhibit A for Profit Share Plan formula). The premium for new automobile policies will be earned by the reverse rule of 78's. The premium for used automobile policies will be earned pro rata or any other suitable actuarial method as determined by Company. For each type of Insurance shown in Section B, there shall be deducted from the applicable portion of earned premiums during the Accounting Period, as determined by applying the percentage indicated in Paragraph B, the following items for that type of insurance during the Accounting Period:

1. All premium and other applicable taxes, including applicable federal, state and municipal taxes, licensing fees, special ceding assessment fees and the proportional amounts of board, exchange, bureau, guaranty fund, joint underwriting or other assessments, and management or service fees under reinsurance arrangements; and

2. Losses and Loss Adjustment Expenses paid by Agent; and

3. All claims reserves as of the Accounting Date, including reserves for claims reported but unpaid, claims incurred but not reported, and continuing claims, less claims reserves at the last Accounting Date.

I). PROFIT SHARE AMOUNT.

1. If the amounts computed in Section C for all types of insurance subject to this Addendum are totaled, and the sum is a positive number, then the Profit Share due Agent shall be equal to fifty percent (50%) of that sum, less the deductions listed below, multiplied by an investment income component and plus any positive amounts carried forward from previous accountings. If the sum is a negative number, then no Profit Share shall be due Agent, and such negative amount, plus the deductions listed below, and less any positive amounts carried forward from previous accountings, shall be offset or carried forward to subsequent accountings. The deductions shall be as follows:

a. Negative amounts carried forward from previous accountings; and

b. Marketing Costs as specified in the Agreement or any Direct Mail Marketing Addendum, Telemarketing Addendum, or other Addendum; and

c. Costs and expenses for special services as specified in the Agreement or any Special Services Addendum or other Addendum. The Company agrees that these expenses shall not exceed three percent (3%).

2. If claims stabilization reserves are required, then any and all amounts necessary to completely fund such reserves, as specified in the Agreement or any Claims Stabilization Reserve Addendum or other Addendum, shall be deducted from any Profit Share due before any payment is made to Customer.

E. CONDITIONS. Performance of any accounting and payment of any Profit Share shall be subject to the following conditions:

1. If the Agreement is terminated in the middle of an Accounting Period, then an accounting may be made for the period that the Agreement was in effect since the last Accounting Date, subject to Section F.

2. Agent shall not be eligible to receive a Profit Share at any Payment Date, unless the amount of Net Written Premiums received by Company under the Agreement for the Accounting Period, combined for all types of Insurance listed in Section B, equals or exceeds $15,000,000 ("Minimum Volume"). For Accounting Periods longer or shorter than twelve (12) months, eligibility shall be based upon a proportionate Minimum Volume. Unless requested by Agent, Company shall not be obligated to provide an accounting for any period for which the Minimum Volume or proportionate Minimum Volume was not met, or for any period in which there is a negative amount outstanding.

3. Company shall not be obligated to pay Agent any Profit Share, unless Agent, when requested by Company, has certified in writing to Company that all known claims and cancellations have been reported to Company, and that all premiums due for the Accounting Period have been remitted to Company.

4. Company shall not pay Agent any portion of the Profit Share in excess of compensation limitations imposed by State/Legal Requirements.

5. Agent agrees to repay Company any amount received by or allowed Agent as Profit Share because of an error in calculation, or in the event of a return of premiums due to State/Legal Requirements.

6. Company reserves the right to offset any amounts due to or from Agent under this Addendum against any amounts due to or from Agent under the Agreement (including this Addendum and any other Schedules or Addenda) or any other agreements (including schedules and addenda) between Agent and any subsidiary or affiliate of American Bankers Insurance Group, Inc.

F. TERMINATION.

1.  This  Addendum  shall  terminate   automatically  upon  termination  of  the
Agreement.

2. If the Agreement is terminated by Company for cause, then performance of any Accounting or payment of any Profit Share as of the date of termination of the Agreement shall be at the discretion of Company. If an accounting is performed, and a negative amount is outstanding, then Agent shall reimburse Company for all such negative amounts, within ten (10) days of request by Company.

3. If the Agreement is otherwise terminated, then the following shall apply:

a. Company, at Agent's request or Company's option, may perform an accounting as of the date of termination of the Agreement. If an accounting is performed, the Company, upon request by Agent, shall pay Agent any Profit Share due or, within thirty (30) days after request by Company, Agent shall reimburse Company for negative amounts outstanding. Agent's responsibility under this Section 3.a. shall be limited to the amount previously paid by the Company to Agent under the Profit Share Plan Addendum.

b. After all Insurance policies, certificates and contracts written under the Agreement have expired and all premiums and claims on such Insurance have been earned or settled ("run-off"), Company, at Agent's request or Company's option, may perform a final accounting as of the run-off date. If a final accounting is performed, then Company, upon request by Agent, shall pay Agent any Profit Share due, or, within thirty (30) days after request by Company, Agent shall reimburse Company for any negative amount determined by the final accounting.

4. The total of all reimbursements of negative amounts which are made by Agent under Sections F.2 or F.3 shall not exceed the total of all Expense Reimbursements and Profit Share paid or allowed Agent under the Agreement or this Addendum.

5. Performance of any accounting and payment of any Profit Share upon or after termination shall be in accordance with all terms and conditions of this Addendum, except that Section D.2 shall not apply to any final accounting.

Executed on behalf of Company at Miami, Florida this 12th Executed on behalf of Agent at Scottsdale, AZ, this 9th day of February, 1998. day of February, 1998.

AMERICAN BANKERS INSURANCE               MECHANICAL BREAKDOWN
COMPANY OF FLORIDA                       ADMINISTRATORS
("Company")                              ("Agent")

By:                                      By: /s/ Gaylen Brotherson
    --------------------------------        --------------------------------
    Title: Vice President                   Title: CEO
    Witness:                                Witness:


* Initials designate the following companies:
ABIC - American Bankers Insurance Company of Florida

EXHIBIT A

PROFIT SHARE PLAN FORMULA

Profit Share = (52% - LOSS RATIO - PREMIUM TAX) X EARNED PREMIUM X 1.03
                -------------------------------------------------------
                                         2

where Loss Ratio = Incurred Losses / Earned Premium

Incurred Losses = Paid losses + Change in Case and IBNR Reserves

Case Reserves = Reserves set by MBA for outstanding claims

IBNR Reserves = Reserves set by Company for Incurred But Not Reported claims.

Earned Premium = Premium for New Cars will be earned by Reverse Rule of 78's and Premium for Used Cars will be earned pro rata to begin with. However, in the future, another suitable actuarial method may be selected by American Bankers.

Premium Tax = Premium Tax paid by Company to Insurance Departments.

1.03 = Corporate Investment Yield of six percent (6%) divided by two (2) to reflect half a year's investment income earnings.

Examples of Profit Shares:

1.52 - .44 - .025) X $1,000,000 X 1.03 = $28,325
------------------------------------------------
                      2

1.52-.48-.025) X $1.000.000 X I.03=$7,725
-----------------------------------------
                  2

1.52 - .52 - .025) X $L,000,000 X 1.03 = ($25,000) CARRY FORWARD
----------------------------------------------------------------
                             2